As filed with the Securities and Exchange Commission on March 27, 2015.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Molycorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-2301797 (I.R.S. Employer Identification No.)

5619 Denver Tech Center Parkway
Suite 1000
Greenwood Village, Colorado 80111
(Address of Principal Executive Offices) (Zip Code)

Molycorp, Inc. Amended and Restated
2010 Equity and Performance Incentive Plan
(Full title of the plan)

Geoffrey R. Bedford
President and Chief Executive Officer
Molycorp, Inc.
5619 Denver Tech Center Parkway
Suite 1000
Greenwood Village, Colorado 80111
(303) 843-8040
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑	Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)
__________________________
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.001 per share	12,000,000	$0.365	$4,380,000	$508.96

(1)
Represents the maximum number of shares of common stock, par value $0.001 per share (“Common Stock”), of Molycorp, Inc. (the “Registrant”) issuable pursuant to the Molycorp, Inc. Amended and Restated 2010 Equity and Performance Incentive Plan (the “Plan”) being registered hereon.

(2)
Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock that may become issuable under the Plan to prevent dilution from any stock dividend, stock split or similar transactions.

(3)
Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on March 20, 2015, within five business days prior to filing.

EXPLANATORY NOTE
The Registrant hereby files this Registration Statement on Form S-8 to register an additional 12,000,000 shares of Common Stock under the Plan for which a previously filed registration statement on Form S-8 relating to the Plan is effective. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-169450) filed by the Registrant on September 17, 2010, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “SEC”) and are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 (SEC File No. 001-34827), filed with the SEC on March 16, 2015;

(b)
The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 13, 2014 that are incorporated by reference into Part III of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (SEC File No. 001-34827);

(c)	The Registrant’s Current Report on Form 8-K (SEC File No. 001-34827), filed with the SEC on January 2, 2015; and

(d)
The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A (Registration No. 001-34827), filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 21, 2010, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. The Registrant will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of the Registrant’s Current Reports on Form 8-K unless, and except to the extent, specified in such reports.
Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q of the Registrant for the period ended June 30, 2014 filed on August 6, 2014 and incorporated herein by reference (SEC File No. 001-34827))

4.2	Bylaws of the Registrant (filed as Exhibit 3.2 to the Current Report on Form 8-K of the Registrant filed on August 6, 2010 and incorporated herein by reference (SEC File No. 001-34827))
4.3
Form of Certificate of Common Stock of the Registrant (filed as Exhibit 4.1 to the Pre-Effective Amendment No. 3 to Registration Statement on Form S-1 of the Registrant (Registration No. 333-166129) filed on July 13, 2010 and incorporated herein by reference)

4.4
Molycorp, Inc. Amended and Restated 2010 Equity and Performance Incentive Plan (filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on May 13, 2014 and incorporated herein by reference)

5.1	Opinion of Jones Day
23.1	Consent of KPMG LLP (Canada)
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of SRK Consulting (U.S.), Inc.
23.4	Consent of Jones Day (included in Exhibit 5.1)
24.1	Power of Attorney

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenwood Village, state of Colorado, on this 27th day of March, 2015.
MOLYCORP, INC.

By:	/s/ Geoffrey R. Bedford Geoffrey R. Bedford President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Geoffrey R. Bedford Geoffrey R. Bedford	President and Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2015
* Michael F. Doolan	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 27, 2015
* Russell D. Ball	Director	March 27, 2015
* Brian T. Dolan	Director	March 27, 2015
* John Graell	Director	March 27, 2015
* Charles R. Henry	Director	March 27, 2015
* James J. Jackson	Director	March 27, 2015
* Constantine E. Karayannopoulos	Director	March 27, 2015
* Mark S. Kristoff	Director	March 27, 2015
* Alec Machiels	Director	March 27, 2015
* Dr. Michael Schwarzkopf	Director	March 27, 2015

*
The undersigned by signing his name hereto does sign and execute this registration statement on Form S-8 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By: /s/ Geoffrey R. Bedford
Geoffrey R. Bedford, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q of the Registrant for the period ended June 30, 2014 filed on August 6, 2014 and incorporated herein by reference (SEC File No. 001-34827))

4.2	Bylaws of the Registrant (filed as Exhibit 3.2 to the Current Report on Form 8-K of the Registrant filed on August 6, 2010 and incorporated herein by reference (SEC File No. 001-34827))
4.3
Form of Certificate of Common Stock of the Registrant (filed as Exhibit 4.1 to the Pre-Effective Amendment No. 3 to Registration Statement on Form S-1 of the Registrant (Registration No. 333-166129) filed on July 13, 2010 and incorporated herein by reference)

4.4
Molycorp, Inc. Amended and Restated 2010 Equity and Performance Incentive Plan (filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on May 13, 2014 and incorporated herein by reference)

5.1	Opinion of Jones Day.
23.1	Consent of KPMG LLP (Canada)
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of SRK Consulting (U.S.), Inc.
23.4	Consent of Jones Day (included in Exhibit 5.1)
24.1	Power of Attorney